EXHIBIT 21

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                          RAYMOND JAMES FINANCIAL, INC.
                              LIST OF SUBSIDIARIES


   The following listing includes the registrant's subsidiaries all of which are included in the consolidated financial statements:

                                                 STATE OF
NAME OF COMPANY                                INCORPORATION  SUBSIDIARY OF
---------------                                -------------  -------------
Raymond James & Associates, Inc.               Florida        Raymond James Financial, Inc. ("RJF")
Eagle Asset Management, Inc.                   Florida        RJF
Heritage Asset Management, Inc.                Florida        RJF
Investment Management & Research, Inc.         Florida        RJF
Planning Corporation of America ("PCA")        Florida        Raymond James & Associates, Inc. ("RJA")
PCAF, Inc.                                     Florida        PCA
Raymond James Bank, FSB                        Florida        RJF
Raymond James Credit Corporation               Delaware       RJF
Raymond James International Holdings, Inc.     Delaware       RJF
Raymond James Mortgage Capital, Inc.           Delaware       RJF
Raymond James Partners, Inc.                   Florida        RJF
Raymond James Realty Advisors, Inc.            Florida        RJP
Raymond James Trust Company                    Florida        RJF
RJ Communication, Inc.                         Florida        RJF
RJ Credit Partners, Inc.                       Florida        RJF
RJ Equities, Inc.                              Florida        RJF
RJ Equities-2, Inc.                            Florida        RJF
RJ Government Securities, Inc.                 Florida        RJF
RJ Health Properties, Inc.                     Florida        RJF
RJ Leasing, Inc.                               Florida        RJF
RJ Leasing-2, Inc.                             Florida        RJF
RJ Medical Investors, Inc.                     Florida        RJF
RJ Mortgage Acceptance Corporation             Delaware       RJF
RJ Partners, Inc.                              Florida        RJF
RJ Properties, Inc. ("RJP")                    Florida        RJF
RJ Realty, Inc.                                Florida        RJF
RJ Specialist, Inc.                            Florida        RJF
RJ Washington Square                           Georgia        RJF
RJA Municipal ABS, Inc.                        Delaware       RJF
Robert Thomas Securities, Inc.                 Florida        RJF
Sound Trust Company                            Washington     RJF
Value Partners, Inc.                           Florida        RJF
Heritage International, Ltd.                   Mauritius      Raymond James International Holdings,
                                                               Inc. ("RJIH")
Raymond James & Associates, Ltd.               Bermuda        RJIH
Raymond James Financial International, Ltd.    United Kingdom RJIH
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